Exhibit 99.1

310 HOLDINGS, INC. (unaudited consolidated proforma) BALANCE SHEET As of August 24, 2009

ASSETS

CURRENT ASSETS	8/24/2009

Cash	$142,935
Accounts Receivable	737,606
Prepaid Expenses	25,075
Inventory	574,306

Total Current Assets	1,479,922

FIXED ASSETS

Property & Equipment, Net	602,259

Total Fixed Assets	602,259

OTHER ASSETS

Deposits	4,333
Prepaid Media	9,997,134
Goodwill	3,036,947

Total Other Assets	13,038,414

TOTAL ASSETS	$15,120,595

The accompanying notes are an integral part of these financial statements.

310 HOLDINGS, INC. (unaudited consolidated proforma) BALANCE SHEET As of August 24, 2009

LIABILITIES AND STOCKHOLDERS' EQUITY

8/24/2009
CURRENT LIABILITIES	(unaudited)

Accounts Payable	$345,454
Accrued Expenses	61,214
Notes payable and Line of Credit	206,352

Total Current Liabilities	613,020

LONG-TERM LIABILITIES

Loans Payable	157,549

Total Long-Term Liabilities	157,549

TOTAL LIABILITIES	770,569

STOCKHOLDERS' EQUITY

Preferred stock, $.001 par value,
Authorized: 5,000,000
Issued & Outstanding: None	-
Common Stock, $.001 par value
Authorized: 70,000,000
Issued: 68,100,106	68,101
Treasury Stock - returned to company at no value, 10,000,000 shares	-
Additional paid in capital	13,740,493
Accumulated income/(deficit)	541,432

Total Stockholders' Equity	14,350,026

TOTAL LIABILITIES AND EQUITY	$15,120,595

The accompanying notes are an integral part of these financial statements.

310 HOLDINGS, INC.
STATEMENT OF OPERATIONS
(unaudited consolidated proforma)
For the 236 days ending August 24, 2009

236
days ending
8/24/2009
(unaudited)

REVENUE	$3,595,624

COST OF SERVICES	2,900,574

GROSS PROFIT OR (LOSS)	695,050

GENERAL AND ADMINISTRATIVE EXPENSES	591,964

OPERATING INCOME/(LOSS)	103,086

INTEREST EXPENSE	(17,110)

INCOME/(LOSS) BEFORE INCOME TAXES	85,976

PROVISION FOR INCOME TAXES
Federal	-
State	-

NET INCOME/(LOSS)	$85,976

Earnings (loss) per share, basic and diluted	$0.002

Weighted average common shares outstanding	53,721,094

The accompanying notes are an integral part of these financial statements.

310 HOLDINGS, INC. (unaudited consolidated proforma) STATEMENT OF STOCKHOLDERS' EQUITY As of August 24, 2009

				ADDITIONAL
	PREFERRED	COMMON	PAR	PAID IN	ACCUM	TOTAL
	STOCK	STOCK	VALUE	CAPITAL	DEFICIT	EQUITY

Balance, December 31, 2007		63,700,000	63,700	41,800	694,397	799,897

Net income (loss), December 31, 2008					(238,941)	(238,941)

Balance, December 31, 2008		63,700,000	63,700	41,800	455,456	560,956

In Kind Contribution			-	3,390		3,390

Common Stock returned to treasury stock		(10,000,000)	-	-		-
at no value on June 16, 2009

Common stock issued for cash		66,667	67	199,933		200,000
on June 30, 2009 at $3.00 per share

Common stock issued for debt cancellation		23,846	24	71,514		71,538
on June 30, 2009 at $3.00 per share

Common Stock issued for assets		809,593	810	930,222		931,032
on July 15, 2009 at $1.15 per share

Common stock issued for media credits		1,000,000	1,000	9,996,134		9,997,134

Common stock issued for acquisition		2,500,000	2,500	2,497,500		2,500,000
on August 24, 2009

Net Income/(loss) for 236 days					85,976	85,976
ended August 24, 2009

Balance, August 24, 2009		58,100,106	68,101	13,740,493	541,432	14,350,026

The accompanying notes are an integral part of these financial statements.

310 HOLDINGS, INC. (unaudited consolidated proforma) STATEMENT OF CASH FLOWS For the 236 days ending August 24, 2009

236
days ending
8/24/2009
CASH FLOWS FROM OPERATING ACTIVITIES	(unaudited)

Net income (loss)	$85,976

Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Adjustments for charges not requiring outlay of cash:
In Kind Contribution	3,390
Stock issued for debt cancellation	71,538
Common stock issued as compensation and for expenses

Changes in operating assets and liabilitites:
(Increase)/Decrease in Accounts Receivable	392,097
(Increase)/Decrease in Inventory	79,540
Prepaid Expenses and other current assets	(23,631)
(Increase)/Decrease in stock proceeds receivable	-
Increase/(Decrease) in Accounts Payable	(467,677)
Accrued Expense	(16,089)
Notes Payable and Lines of Credit	(55,127)

Total adjustments to net income	(15,959)

Net cash provided by (used in) operating activities	70,017

CASH FLOWS FROM INVESTING ACTIVITIES

Acquisition of subsidiaries, investments, and intangibles
Cash Received/(Paid) Furniture & Equipment	(153,769)

Net cash flows provided by (used in) investing activities	(153,769)

CASH FLOWS FROM FINANCING ACTIVITIES

Cash Proceeds from stock issuance	200,000

Net cash provided by (used in) financing activities	200,000

CASH RECONCILIATION

Net increase (decrease) in cash and cash equivalents	116,248
Cash and cash equivalents - beginning balance	26,687

CASH AND CASH EQUIVALENTS BALANCE END OF PERIOD	$142,935

The accompanying notes are an integral part of these financial statements.